UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

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QIAGEN N.V.
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(Exact name of registrant as specified in its charter)

The Netherlands
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(State or other jurisdiction of incorporation or organization)

98-0391359
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(I.R.S. Employer Identification No.)

Hulsterweg 82
5912 PL Venlo
The Netherlands
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(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, nominal value EUR 0.01 per share	New York Stock Exchange LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Share Capital” in the prospectus forming part of its registration statement on Form F-3ASR (File No. 333-162052), originally filed with the Securities and Exchange Commission on September 22, 2009, as may be amended from time-to-time.
Item 2. Exhibits
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QIAGEN N.V.
Date: December 19, 2017	By:	/s/ Roland Sackers
		Name:	Roland Sackers
		Title:	Chief Financial Officer